UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1730 E. Northern Avenue, Suite 122
Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Enter Into a Material Definitive Agreement

On October 31, 2017, Yuma Hospitality Properties, LLLP, Tucson Hospitality Properties, LLLP and Albuquerque Suite Hospitality LLC each entered into a Business Loan Agreement. Each Business Loan Agreement is for $50,000, has a maturity date of October 31, 2022, guaranteed by InnSuites Hospitality Trust and requires monthly interest only payments. Each Business Loan Agreement has no prepayment penalties and a variable interest rate based on the highest prime rate as published in the Wall Street Journal plus a margin of 1.00 percent. Each Business Loan Agreement allows unlimited advances not to exceed the Business Loan Agreement maximum borrowing capacity of $50,000.

The foregoing description is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:	/s/ Adam B. Remis
Adam B. Remis
Chief Financial Officer

Date: November 2, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Business Loan Agreement between Yuma Hospitality Properties LLLP, as the Borrower, and Republic Bank of Arizona, as the Lender, dated on October 31, 2017.

10.2	Business Loan Agreement between Tucson Hospitality Properties LLLP, as the Borrower, and Republic Bank of Arizona, as the Lender, dated on October 31, 2017.

10.3	Business Loan Agreement between Albuquerque Suite Hospitality LLC, as the Borrower, and Republic Bank of Arizona, as the Lender, dated on October 31, 2017.